UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2011
Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51003 (Commission File Number)	32-0122554 (I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois (Address of Principal Executive Offices)	60563 (Zip Code)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200
Not Applicable
(Former Name and Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Press Release

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On March 7, 2011 Calamos Asset Management, Inc. (“Corporation”) announced that Cristina Wasiak, the Corporation’s Senior Vice President and Chief Financial Officer (“Executive”), will be leaving the Corporation effective April 30, 2011. The Corporation and Executive entered into a Transition Agreement on March 1, 2011. A copy of the Corporation’s press release announcing Ms. Wasiak’s planned departure is filed as Exhibit 99.1 to this Form 8-K and incorporated herein.
(e) Pursuant to the Transition Agreement, Ms. Wasiak will continue in her role as Chief Financial Officer through April 30, 2011 at her regular salary. In addition, Ms. Wasiak will receive a $150,000 severance payment and a $290,000 special payment.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Calamos Asset Management issued March 7, 2011 announcing Executive’s planned departure.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.
Date: March 7, 2011	By:	/s/ J. Christopher Jackson
J. Christopher Jackson
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	March 7, 2011 press release issued by the Corporation announcing planned departure of Chief Financial Officer.